Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Linda Illumination Inc.
Guangzhou, China

We hereby consent to the inclusion in the Form S-1 Registration Statement of our report dated April 16, 2010 with respect to our audit of the financial statements of Linda International Lighting Co., Ltd and Guangzhou Linda Illumination Industry Co., Ltd. as of December 31, 2009 and for the years ended December 31, 2009 and December 31, 2008.

/s/ GZTY CPA GROUP,LLC
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GZTY CPA GROUP, LLC

November 29, 2010
Metuchen, NJ